UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 6, 2010 InfuSystem Holdings, Inc. (the “Company”) and Sean McDevitt, the Company’s Chief Executive Officer, entered into a share award agreement (the “Agreement”) that granted Mr. McDevitt the right to receive an aggregate of up to 2,000,000 shares of common stock of the Company (the “Shares”) upon the attainment of specified trading price levels and pursuant to certain other terms and conditions. The Agreement was approved by the Compensation Committee of the Board of Directors.

The table below sets forth the number of Shares that Mr. McDevitt would receive at the end of any 20 consecutive trading days where the Company’s per Share price closed at or above the price for each day during such trading period also set forth in the table below:

Price Achieved	Number of Shares of Common Stock to be Delivered
$5.00	250,000
$7.50	250,000
$10.00	500,000
$15.00	1,000,000
Total	2,000,000

All of the Shares will vest immediately upon the occurrence of any of the following: change of control of the Company, death of Mr. McDevitt, or the Company’s payment of dividends other then ordinary course cash dividends.

The Shares to be issued under the Agreement will be issued outside the Company’s 2007 Stock Incentive Plan (the “Plan”). The Agreement provides that the Company will pay Mr. McDevitt compensation necessary to cover income taxes incurred in connection with the issuance of any Shares.

The form of the Agreement is attached hereto and incorporated by reference herein.

On April 6, 2010 the Company’s Directors, including Mr. McDevitt, were granted restricted stock awards pursuant to the Company’s Plan. Mr. McDevitt was awarded 450,000 restricted shares of the Company’s common stock (the “Stock Award”) vesting over a three year period. The grants were approved by the Compensation Committee.

The entire Stock Award will vest immediately upon a change of control of the Company. Upon the termination of Mr. McDevitt as a member of the Board of Directors, any remaining unvested shares of the Stock Award will immediately be forfeited to the Company.

The form of the Restricted Stock Award Agreement is attached hereto and incorporated by reference herein.

Additionally, Compensation Committee also approved cash compensation of $30,000 per month payable to Mr. McDevitt as compensation for his services as Chief Executive Officer. Mr. McDevitt’s cash compensation in his capacity as Chairman is unchanged.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Share Award Agreement between the InfuSystem Holdings, Inc. and Sean McDevitt

Exhibit 10.2	Restricted Stock Award Agreement between the InfuSystem Holdings, Inc. and Sean McDevitt

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean McDevitt
Sean McDevitt
Chief Executive Officer

Dated: April 9, 2010

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Share Award Agreement between the InfuSystem Holdings, Inc. and Sean McDevitt

Exhibit 10.2	Restricted Stock Award Agreement between the InfuSystem Holdings, Inc. and Sean McDevitt